Exhibit 99.1
NEW MINES LEAD TO RECORD FIRST QUARTER SILVER PRODUCTION AND
STRONG QUARTERLY FINANCIAL PERFORMANCE
First Quarter Highlights:
•	65% increase in silver production to all-time company record of 3.9 million ounces

•	Palmarejo silver and gold mine commenced production on-time and on-budget

•	San Bartolomé silver mine performed consistently during first quarter

•	Operating cash flow during quarter of $6.8 million[1]

•	Quarterly net income of $6.1 million, or $0.01 per share

•	11% reduction in general and administrative expenses

•	Consolidated cash operating costs of $5.67 per silver ounce[2]

•	Total debt reduced over $100 million year-to-date
COEUR D’ALENE, Idaho – May 11, 2009 — Coeur d’Alene Mines Corporation (NYSE:CDE, TSX:CDM, ASX:CXC) today announced an all-time first quarter production record of 3.9 million ounces of silver during the first quarter of 2009.  This represents a 65% increase in silver production compared to last year’s first quarter and was largely driven by new ounces of silver production from the new San Bartolomé silver mine in Bolivia.  In addition to this significant production growth in the first quarter, the Company commenced production at its Palmarejo silver/gold mine in Mexico.  This represents the Company’s second major new mine to begin production within the last nine months.
“The impact of Coeur’s new mines is now beginning to be reflected in the Company’s quarterly results, which we expect will lead to a 66% increase in total silver production and a 85% jump in gold production this year,” said Dennis E. Wheeler, Chairman, President and Chief Executive Officer.  “With the on-time and on-budget completion of Palmarejo – one of the largest new silver/gold mines in the world – Coeur’s heaviest periods of capital investment in our two-year growth strategy plan are now behind us.  As Palmarejo ramps up and San Bartolomé continues to perform consistently, we look forward to the transition into positive and significant cash flow generation.”

Palmarejo Commences Production On Schedule and On Budget
The Palmarejo silver and gold mine in northern Mexico poured its first silver and gold in late March and made its first shipment in mid-April.  The mine continues to ramp up and the Company expects Palmarejo to reach full production capacity in July.  Production during the reminder of 2009 is expected to reach 5.3 million ounces of silver and 72,000 ounce of gold. Average cash operating costs this year are expected to be approximately ($0.50) per ounce of silver. Capital expenditures during the first quarter totaled $65.5 million.

[1]	Amount equal to cash flow from operations (US GAAP) less working capital changes as set forth in cash flow statement. See table on page four for a reconciliation of operating cash flow to cash provided by/(used in) operating activities.

[2]	Non-GAAP measure; defined as operating costs less by-product credits (if any) divided by silver production; excludes royalties and taxes.

During the quarter, Palmarejo earned the Socially Responsible Business Distinction Award for 2008 from the Mexican Center for Philanthropy (CEMEFI) for the mine’s demonstrated excellence in social responsibility during its development and construction.  CEMEFI represents over 170 Mexican charitable foundations and promotes corporate social investment. The award is a national recognition of Coeur Mexicana and its ongoing contributions to the community through its strategies and policies.
Strong and Consistent Quarter of Performance at San Bartolomé
The Company’s San Bartolomé mine in Bolivia, the world’s largest pure silver mine, produced 2.1 million ounces of silver in the recent quarter at a cash operating cost of $6.74 per ounce.  In 2009, the mine’s first full year of production, it is expected to produce approximately 9.0 million ounces of silver at an average cash operating cost of $6.50 per ounce.
Summary of Company Liquidity
Coeur ended the first quarter with cash and equivalents of $38.1 million.  During the quarter, capital expenditures totaled $78.3 million.  Operating cash flow during the first quarter totaled $6.8 million3.  The Company expects full-year operating cash flow of approximately $100 million based on current prices.  This expected growth in operating cash flow during the remaining three quarters of 2009 reflects the significant contribution from the new Palmarejo silver and gold mine. Between existing cash and equivalents and expected operating cash flow during the remainder of the year, the Company believes its liquidity position is sufficient.
About Coeur

Coeur d’Alene Mines Corporation is one of the world’s leading silver companies and also a significant gold producer. Coeur will have its first full year of production this year at the world’s largest pure silver mine — San Bartolomé in Bolivia – and began production in March at another world-leading silver mine – Palmarejo in Mexico.  The Company also operates underground mines in southern Chile and Argentina and one surface mine in Nevada; and owns non-operating interests in two low-cost mines in Australia. The Company also owns a major gold project - Kensington in Alaska — and conducts exploration activities in Argentina, Chile and Mexico.  Coeur common shares are traded on the New York Stock Exchange under the symbol CDE, the Toronto Stock Exchange under the symbol CDM, and its CHESS Depositary Interests are traded on the Australian Securities Exchange under symbol CXC.
Recent photos of projects and other information can be accessed through company website at www.coeur.com

[3]	Amount equal to cash flow from operations (US GAAP) less working capital changes as set forth in cash flow statement. See table on page four for a reconciliation of operating cash flow to cash provided by/(used in) operating activities.

Conference Call Information
Coeur will hold a conference call to discuss the Company’s first quarter 2008 results at 1:00 p.m. Eastern time on May 11, 2009. To listen live via telephone, call (866) 853-4681 (US and Canada) or (660) 422-4718 (International). The conference ID number is 95673333. The conference call and presentation will also be webcast on the Company’s web site www.coeur.com.  A replay of the call will be available through May 18, 2009. The replay dial-in numbers are (800) 642-1687 (US and Canada) and (706) 645-9291 (International) and the access code is 95673333. In addition, the call will be archived for a limited time on the company’s web site.
For Additional Information:
Investors
Director of Investor Relations
Karli Anderson, 208-665-0345
Media
Director of Corporate Communications
Tony Ebersole, 208-665-0777

Non-GAAP Measures
We supplement the reporting of our financial information determined under generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including cash operating costs. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We also provide the amount of our operating cash flow to supplement our cash flow determined under GAAP. We define operating cash flow as cash flow from operations (US GAAP) less working capital changes as set forth in cash flow statement. We believe operating cash flow is an important measure in assessing the Company’s overall financial performance. The following table provides a reconciliation of operating cash flow to cash provided by (used in) operating activities:

	Three Months Ended March 31,
	2009	2008
(In thousands)
Cash provided by/(used in) operations:	1,603	(7,649)
Subtract changes in operating assets and liabilities:
Receivables and other current assets	2,653	(14,298)
Inventories	(5,162)	4,597
Accounts payable and accrued liabilities	(2,710)	(9,147)

OPERATING CASH FLOW	6,822	11,119
Cautionary Statement
This press release contains forward-looking statements within the meaning of securities legislation in the United States, Canada, and Australia, including statements regarding anticipated operating results. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the control of Coeur. Operating, exploration and financial data, and other statements in this presentation are based on information that Coeur believes is reasonable, but involve significant uncertainties affecting the business of Coeur, including, but not limited to, future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, and the completion and/or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in filings made from time to time with the SEC, the Canadian securities regulators, and the Australian Securities Exchange, including, without limitation, Coeur’s reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by first parties in respect of Coeur, its financial or operating results or its securities.
Donald J. Birak, Coeur’s Senior Vice President of Exploration, is the qualified person responsible for the preparation of the scientific and technical information concerning Coeur’s mineral projects in this press release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for each of Coeur’s properties as filed on SEDAR at www.sedar.com.
Cautionary Note to U.S. Investors – The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms in this press release, such as “measured,” “indicated,” and “inferred” “resources,” that are recognized by Canadian and Australian regulations, but that SEC guidelines generally prohibit U.S. registered companies from including in their filings with the SEC.  U.S. investors are urged to consider closely the disclosure in our Form 10-K which may be obtained from us, or from the SEC’s website at http://www.sec.gov/edgar.shtml

     The following table presents information by mine and consolidated sales information for the three-month periods ended March 31, 2009 and 2008:

	Three Months Ended March 31,
	2009	2008
San Bartolomé
Tons milled	363,779	—
Ore grade/Ag oz	6.80	—
Recovery/Ag oz	85.4%	—
Silver production ounces	2,113,551	—
Cash operating costs/oz	$6.74	—
Cash cost/oz	$8.17	—
Total cost/oz	$10.62	—
Martha
Tons milled	27,817	8,977
Ore grade/Ag oz	31.69	74.46
Ore grade/Au oz	0.041	0.081
Recovery/Ag oz	91.7%	97.3%
Recovery/Au oz	84.4%	89.9%
Silver production ounces	808,007	650,636
Gold production ounces	973	654
Cash operating cost/oz	$5.74	$5.98
Cash cost/oz	$6.21	$6.67
Total cost/oz	$7.62	$7.96
Cerro Bayo
Tons milled	—	91,517
Ore grade/Ag oz	—	5.10
Ore grade/Au oz	—	0.123
Recovery/Ag oz	—	93.0%
Recovery/Au oz	—	90.2%
Silver production ounces	—	434,030
Gold production ounces	—	10,129
Cash operating cost/oz	—	$1.25
Cash cost/oz	—	$1.25
Total cost/oz	—	$7.65
Rochester(A)
Silver production ounces	469,861	680,510
Gold production ounces	2,818	5,851
Cash operating cost/oz	$2.82	$(2.18)
Cash cost/oz	$3.36	$(1.26)
Total cost/oz	$4.44	$(0.24)
Broken Hill
Tons milled	365,193	500,970
Ore grade/Ag oz	1.47	1.04
Recovery/Ag oz	72.7%	74.3%
Silver production ounces	389,410	386,481
Cash operating cost/oz	$3.45	$3.72
Cash cost/oz	$3.45	$3.72
Total cost/oz	$5.37	$5.49
Endeavor
Tons milled	166,971	247,163
Ore grade/Ag oz	1.19	1.63
Recovery/Ag oz	71.5%	56.8%
Silver production ounces	141,814	228,499
Cash operating cost/oz	$4.94	$2.35
Cash cost/oz	$4.94	$2.35
Total cost/oz	$7.52	$4.22
CONSOLIDATED PRODUCTION TOTALS
Silver ounces	3,922,643	2,380,156
Gold ounces	3,791	16,634
Cash operating cost/oz	$5.67	$2.07
Cash cost per oz/silver	$6.61	$2.52
Total cost/oz	$8.63	$4.80
CONSOLIDATED SALES TOTALS (B)
Silver ounces sold	3,607,807	2,412,317
Gold ounces sold	5,096	14,762
Realized price per silver ounce	$12.48	$18.45
Realized price per gold ounce	$876	$965

(A)	The leach cycle at Rochester requires 5 to 10 years to recover gold and silver contained in the ore. The Company estimates the ultimate recovery to be approximately 61.5% for silver and 93% for gold. However, ultimate recoveries will not be known until leaching operations cease which is currently expected to continue through 2014. Current recovery may vary significantly from ultimate recovery. See Critical Accounting Policies and Estimates – Ore on Leach Pad.

(B)	Units sold at realized metal prices will not match reported metal sales due primarily to the effects on revenues of mark-to-market adjustments on embedded derivatives in the Company’s provisionally priced sales contracts.
“Operating Costs per Ounce” and “Cash Costs per Ounce” are calculated by dividing the operating cash costs and cash costs computed for each of the Company’s mining properties for a specified period by the amount of gold ounces or silver ounces produced by that property during that same period. Management uses cash operating costs and cash costs per ounce as key indicators of the profitability of each of its mining properties. Gold and silver are sold and priced in the world financial markets on a U.S. dollar per ounce basis.
“Cash Operating Costs” and “Cash Costs” are costs directly related to the physical activities of producing silver and gold, and include mining, processing and other plant costs, third-party refining and smelting costs, marketing expense, on-site general and administrative costs, royalties, in-mine drilling expenditures that are related to production and other direct costs. Sales of by-product metals are deducted from the above in computing cash costs. Cash costs exclude depreciation, depletion and amortization, accretion, corporate general and administrative expense, exploration, interest, and pre-feasibility costs. Cash operating costs include all cash costs except production taxes and royalties, if applicable. Cash costs are calculated and presented using the “Gold Institute Production Cost Standard” applied consistently for all periods presented.
Total operating costs and cash costs per ounce are non-GAAP measures and investors are cautioned not to place undue reliance on them and are urged to read all GAAP accounting disclosures presented in the consolidated financial statements and accompanying footnotes. In addition, see the reconciliation of cash costs to production costs under “Reconciliation of Non-GAAP Cash Costs to GAAP Production Costs” set forth on the following page.

The following table presents a reconciliation between non-GAAP cash operating costs per ounce and cash costs per ounce to production costs applicable to sales including depreciation, depletion and amortization, calculated in accordance with U.S. GAAP:
Three Months Ended March 31, 2009
(In thousands except ounces and per ounce costs)

	San
	Bartolomé	Martha	Cerro Bayo	Rochester	Broken Hill	Endeavor	Total
Production of silver (ounces)	2,113,551	808,007	—	469,861	389,410	141,814	3,922,643
Cash operating costs per ounce	$6.74	$5.74	$—	$2.82	$3.45	$4.94	$5.67
Cash costs per ounce	$8.17	$6.21	$—	$3.36	$3.45	$4.94	$6.61

Total operating cost (non-GAAP)	$14,247	$4,635	$—	$1,326	$1,343	$701	$22,252
Royalties	3,024	384	—	—	—	—	3,408
Production taxes	—	—	—	254	—	—	254

Total cash costs (non-GAAP)	17,271	5,019	—	1,580	1,343	701	25,914
Add/Subtract:
Third party smelting costs	—	(1,467)	—	—	(530)	(272)	(2,269)
By-product credit	—	883	—	2,557	—	—	3,440
Other adjustments	8	—	—	35	—	—	43
Change in inventory	(2,091)	35	1,211	535	(28)	(73)	(411)
Depreciation, depletion and amortization	5,173	1,140	—	470	747	366	7,896

Production costs applicable to sales, including depreciation, depletion and amortization (GAAP)	$20,361	$5,610	$1,211	$5,177	$1,532	$722	$34,613

Three Months Ended March 31, 2008
(In thousands except ounces and per ounce costs)

	Martha	Cerro Bayo	Rochester	Broken Hill	Endeavor	Total
Production of silver (ounces)	650,636	434,030	680,510	386,481	228,499	2,380,156
Cash operating cost per ounce	$5.98	$1.25	$(2.18)	$3.72	$2.35	$2.07
Cash costs per ounce	$6.67	$1.25	$(1.26)	$3.72	$2.35	$2.52

Total Operating Cost (Non-GAAP)	$3,890	$544	$(1,481)	$1,436	$537	$4,926
Royalties	450	—	—	—	—	450
Production taxes	—	—	626	—	—	626

Total operating costs (Non-GAAP)	$4,340	$544	$(855)	$1,436	$537	$6,002
Add/subtract:
Third party smelting costs	(374)	(1,245)	—	(678)	(310)	(2,607)
By-product credit	612	9,465	5,393	—	—	15,470
Other adjustments	354	—	102	—	—	456
Change in inventory	(1,576)	(708)	8,150	(73)	171	5,964
Depreciation, depletion and amortization	837	2,778	590	684	427	5,316

Production costs applicable to sales, including depreciation, depletion and amortization (GAAP)	$4,193	$10,834	$13,380	$1,369	$825	$30,601

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2009	2008
	(In thousands)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$38,146	$20,760
Short-term investments	—	7,881
Receivables	47,313	53,187
Ore on leach pad	8,827	9,193
Metal and other inventory	40,624	34,846
Deferred tax assets	—	240
Prepaid expenses and other	29,668	26,344

	164,578	152,451

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	559,780	500,025
Less accumulated depreciation	(93,109)	(88,717)

	466,671	411,308

MINING PROPERTIES
Operational mining properties	294,858	293,564
Less accumulated depletion	(134,558)	(131,730)

	160,300	161,834

Mineral interests	1,764,794	1,764,794
Less accumulated depletion	(18,395)	(16,796)

	1,746,399	1,747,998

Non-producing and development properties	395,594	356,912

	2,302,293	2,266,744

OTHER ASSETS
Ore on leach pad, non-current portion	20,749	20,998
Restricted assets	23,146	23,110
Receivables, non-current	36,533	34,139
Debt issuance costs, net	8,994	10,253
Deferred tax assets	4,976	4,666
Other	4,344	4,452

	98,742	97,618

TOTAL ASSETS	$3,032,284	$2,928,121

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2009	2008
	(In thousands, except
	share data)
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$77,910	$66,300
Accrued liabilities and other	32,641	64,673
Accrued income taxes	3,451	927
Accrued payroll and related benefits	6,492	8,106
Accrued interest payable	1,223	4,446
Current portion of capital lease obligations	11,357	14,608
Current portion of royalty obligation	14,812	—
Current portion of reclamation and mine closure	1,984	1,924

	149,870	160,984
LONG-TERM LIABILITIES
Senior Secured Floating Rate Convertible Notes due 2012	—	1,830
3 1/4% Convertible Senior Notes due March 2028	173,751	185,001
1 1/4% Convertible Senior Notes due January 2024	157,850	180,000
Non-current portion of royalty obligation	77,454	—
Non-current portion of capital lease obligations	15,938	16,837
Reclamation and mine closure	34,301	34,093
Deferred income taxes	556,006	557,449
Other long-term liabilities	5,933	6,015

	1,021,233	981,225
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common Stock, par value $1.00 per share; authorized 750,000,000, 685,056,209 shares issued at March 31, 2009 and 567,799,088 shares issued at December 31, 2008	685,056	567,799
Additional paid-in capital	1,590,030	1,651,256
Accumulated deficit	(413,900)	(419,958)
Shares held in treasury (758 shares at March 31, 2009 and 1,059,211 shares at December 31, 2008)	(9)	(13,190)
Accumulated other comprehensive income	4	5

	1,861,181	1,785,912

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,032,284	$2,928,121

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31,
	2009	2008
REVENUES

Sales of metal	$49,793	$57,286

COSTS AND EXPENSES
Production costs applicable to sales	26,717	25,285
Depreciation and depletion	9,279	5,663
Administrative and general	7,548	8,524
Exploration	3,827	3,742
Care and maintenance and other	1,526	—
Pre-development	—	5,785

Total cost and expenses	48,897	48,999

OPERATING INCOME	896	8,287

OTHER INCOME AND EXPENSE
Unrealized gain on debt extinguishments	15,703	—
Unrealized loss on derivatives	(9,246)	—
Interest and other income	887	1,331
Interest expense, net of capitalized interest	(765)	(821)

Total other income and expense	6,579	510

Income before income taxes	7,475	8,797
Income tax provision	(1,417)	(4,076)

NET INCOME	6,058	4,721
Other comprehensive income (loss)	(1)	712

COMPREHENSIVE INCOME	$6,057	$5,433

BASIC AND DILUTED INCOME PER SHARE
Basic income per share:
Net income	$0.01	$0.01

Diluted income per share:
Net income	$0.01	$0.01

Weighted average number of shares of common stock
Basic	611,452	549,965
Diluted	611,595	574,798

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2009	2008
	(In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,058	$4,721
Add (deduct) non-cash items:
Depreciation and depletion	9,279	5,663
Deferred income taxes	(1,514)	(928)
Unrealized gain on debt extinguishment	(15,703)	—
Unrealized loss (gain) on derivatives	6,802	(1,174)
(Gain) on foreign currency transactions	(66)	1,211
Share based compensation	1,703	1,591
Other charges	263	115
Changes in operating assets and liabilities:
Receivables and other current assets	2,653	(14,298)
Inventories	(5,162)	4,597
Accounts payable and accrued liabilities	(2,710)	(9,147)

CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,603	(7,649)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(7,358)	(91,679)
Proceeds from sales of investments	15,252	51,799
Capital expenditures	(78,314)	(64,509)
Other	(142)	51

CASH USED IN INVESTING ACTIVITIES	(70,562)	(104,338)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of gold production royalty	75,000	—
Proceeds from issuance of convertible notes	20,368	230,000
Repayment of long-term debt and capital leases	(8,950)	(2,488)
Payments of debt issuance costs	—	(8,385)
Proceeds from short-term borrowings	—	703
Common stock repurchased	(73)	(372)
Other	—	36

CASH PROVIDED BY FINANCING ACTIVITIES:	86,345	219,494

INCREASE IN CASH AND CASH EQUIVALENTS	17,386	107,507

Cash and cash equivalents at beginning of period	20,760	98,671

Cash and cash equivalents at end of period	$38,146	$206,178